UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2010

Manhattan Bridge Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

192 Lexington Avenue, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 489-6800
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.     Submission of Matters to Vote of Security Holders.

On June 21, 2010, Manhattan Bridge Capital, Inc (the “Company”) held its 2010 Annual Meeting of Stockholders.  At that meeting, stockholders:

•	Re-elected incumbent directors to serve until the next annual meeting of stockholders and their successors are elected and qualified;
•	Approved an amendment to the Company’s 2009 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 200,000 to 350,000; and
•	Ratified the appointment of Hoberman, Miller, Goldstein & Lesser, P.C.as the Company’s independent auditors for the 2010 fiscal year.

The specific votes with respect to aforementioned were as follows:

1.	Election of directors:

NAME	VOTES
	FOR	WITHHELD	BROKER NON-VOTES
Assaf Ran	2,146,165	3,450	958,295
Michael J. Jackson	2,132,481	17,134	958,295
Phillip Michals	2,134,481	15,134	958,295
Eran Goldshmid	2,132,581	17,034	958,295
Mark Alhadeff	2,134,481	15,134	958,295
Lyron Bentovim	2,132,374	17,241	958,295

2.	Approval of an amendment to the Company’s 2009 Stock Option Plan:

VOTES
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,873,048	275,782	785	958,295

3.	The ratification of Hoberman, Miller, Goldstein & Lesser, P.C.:

VOTES
FOR	AGAINST	ABSTAIN
3,098,718	8,188	1,004

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: June 22, 2010	By:	/s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer